                                                                    EXHIBIT 4.19
                                                           EXECUTION COUNTERPART

                         WAIVER AND THIRD AMENDMENT TO
                                CREDIT AGREEMENT


        THIS WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated as of November 15, 1993, by and among INTERMET CORPORATION, a Georgia corporation (referred to herein either as "Intermet" or as the "Borrower"), TRUST COMPANY BANK, a Georgia banking corporation, LANDESBANK SAAR GIROZENTRALE, a German banking corporation, NBD BANK, N.A., a national banking association, WACHOVIA BANK OF GEORGIA, N.A., a national banking association, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association, NATIONSBANK OF GEORGIA, N.A., a national banking association, and NATIONAL CITY BANK, KENTUCKY, FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF LOUISVILLE, a national banking association (collectively, the "Lenders") and TRUST COMPANY BANK, in its capacity as agent (in such capacity, the "Agent");


                              W I T N E S S E T H:


        WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Credit Agreement dated as of August 31, 1992, as amended by that certain First Amendment to Credit Agreement dated as of December 11, 1992 and as further amended by that certain Waiver and Second Amendment to Credit Agreement dated as of March 19, 1993 (as amended, the "Credit Agreement"; all terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

        WHEREAS, based upon the Borrower's preliminary calculations, the Borrower will not be in compliance with Section 8.08(b) of the Credit Agreement upon delivery of its financial statements for its fiscal quarter ended September 30, 1993 pursuant to Section 8.07(b);

        WHEREAS, the Borrower has requested that the Lenders (i) waive compliance with Section 8.08(b) for the fiscal period ending September 30, 1993, and (ii) amend Section 8.08(b) and various other financial covenants and related definitions to make such covenants less restrictive;

        WHEREAS, the Lenders have agreed to such amendments as more specifically set forth below upon the condition that the Credit Agreement also be amended to provide for certain increased interest rate margins;

        WHEREAS, the parties wish to amend the Credit Agreement to reflect these agreements and to waive compliance with Section 8.08(b) for the fiscal quarter ending September 30, 1993, all upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

              1. Section 1.01 of the Credit Agreement is hereby amended as follows:

                                  (a)  By adding the definitions of "Adjusted
                          Cash Flow," "Adjusted Fixed Charge Coverage Ratio" and "Capital Expenditure" set forth below in the appropriate alphabetical order:

                                  `"Adjusted Cash Flow" shall mean, for any
                          fiscal period of Intermet, Consolidated EBITDAR minus the sum of (i) Capital Expenditures made by the Consolidated Companies during such fiscal period and
                          (ii) taxes on income paid by the Consolidated Companies in cash (less cash refunds received) during such fiscal period to any federal, state or local authorities, determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, in the event that any of the Consolidated Companies receives a refund of taxes during the fourth fiscal quarter of 1993, such amount shall be added back to offset the payment of income taxes pursuant to subsection (ii) above in the first fiscal quarter of 1994.

                                  "Adjusted Fixed Charge Coverage Ratio" shall
                          mean, with respect to any fiscal period of Intermet, the ratio of (A) Adjusted Cash Flow to (B) the sum of
                          (i) Consolidated Interest Expense paid in cash during such fiscal period, (ii) Consolidated Rental Expense paid in cash during such fiscal period, and (iii) scheduled principal reductions of Funded Debt of the Consolidated Companies paid in cash during such fiscal period, as determined on a consolidated basis in accordance with GAAP.

                                  "Capital Expenditure" shall mean, for any
                          fiscal period of Intermet, the sum of (i) cash expenditures by the Consolidated Companies during that fiscal period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the financial statements of the Consolidated Companies, and (ii) to the extent not included in clause (i) above, cash expenditures for all net non-current assets of businesses acquired by the Consolidated Companies during that period, including all purchase price adjustments, other than such assets acquired in transactions where all or substantially all of the consideration paid for such assets consisted of capital stock of a Consolidated Company.'

                                  (b)  By deleting the definition of
                          "Applicable Margin" set forth therein and substituting in lieu thereof the following definition:

                                                           EXECUTION COUNTERPART


                                  `"Applicable Margin" shall mean (i) with
                          respect to all outstanding Borrowings through April 30, 1993, three quarters of one percent (0.75%) per annum, (ii) with respect to all outstanding Borrowings from May 1, 1993 through November 30, 1993, one and one quarter of one percent (1.25%) per annum, (iii) with respect to all outstanding Borrowings from December 1, 1993 through the last day of the second fiscal quarter of 1994, one and three-quarters of one percent (1.75%) per annum, and
                          (iv) with respect to all outstanding Borrowings thereafter, the higher percentage of the relevant percentages indicated for each of Intermet's Adjusted Fixed Charge Coverage Ratio and Leverage Ratio on the chart below as determined as of the last day of each fiscal quarter (or fiscal year as the case may be) of Intermet, commencing with the fiscal quarter ending on or about March 31, 1994, to be effective as of the first day of the second succeeding fiscal quarter thereafter, commencing on or about July 1, 1994, with such Applicable Margin to be immediately effective as of such date with respect to all outstanding amounts under the Revolving Loan Credit, Currency Loan Commitment or Term Loans, as the case may be:

                                    [CHART SET FORTH ON NEXT PAGE]

     Revolving/Currency                   Term Loans                     Adjusted Fixed                        Leverage
       Revolving                                                         Charge Coverage                         Ratio
         Loans                                                               Ratio
         2.000%                             2.250%                     less than 1.00:1.00                    NOT APPLICABLE

         1.750%                             2.000%                     greater than or
                                                                       equal to 1.00:1.00                    greater than or
                                                                       and less than                         equal to 0.45:1.00
                                                                       1.30:1.00

         1.500%                             1.750%                     greater than or                       greater than or
                                                                       equal to 1.30:1.00                    equal to 0.40:1.00
                                                                       and less than                         but less than
                                                                       1.45:1.00                             O.45:1.00

         1.250%                             1.500%                     greater than or                       greater than or
                                                                       equal to 1.45 less                    equal to 0.40:1.00
                                                                       than 1.65                             but less than
                                                                                                             0.45:1.00

         1.00%                              1.250%                     greater than or                       greater than or
                                                                       equal to 1.65:1.00                    equal to 0.35:1.00
                                                                       but less than                         but less than
                                                                       1.75:1.00                             0.40:1.00

         0.750%                             1.00%                      greater than or                       greater than or
                                                                       equal to 1.75:1.00                    equal to 0.20:1.00
                                                                       but less than                         but less than
                                                                       3.50:1.00                             0.35:1.00

         0.625%                             0.875%                     greater than                          less than 0.20:1.00
                                                                       3.50:1.00



                                  (c)  By deleting the definitions of
                          "Consolidated EBIT" and "Consolidated EBITDA" set forth therein and substituting the following definition of "Consolidated EBITDAR" in lieu thereof:

                              `"Consolidated EBITDAR" shall mean, for any fiscal
                          period of Intermet, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income
                          (Loss) and, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for
                          (i) taxes based on income, (ii) Consolidated Interest Expense to the extent paid in

                                                           EXECUTION COUNTERPART

                          cash, (iii) Consolidated Rental Expense to the extent paidin cash, (iv) charges taken in conformity with FASB 106 prior to fiscal year-end 1993, and (v) depreciation and amortization expense of the Consolidated Companies during such period, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (y) the result of any sale of assets, or (z) resulting from minority investments.'

                                  (d)  By deleting the definition of "Fixed
                          Charge Coverage Ratio" set forth therein.


              2. Section 8.07 of the Credit Agreement is hereby amended as follows:

                                  (a)  By amending subsection (a) thereof by
                          deleting "120" in the second line and substituting in lieu thereof "90."

                                  (b)  By amending subsection (b) thereof by
                          adding "and consolidating" after the word
                          "consolidated" in the fifth, ninth and seventeenth lines of such subsection.

                                  (c)  By amending subsection (e) thereof by
                          deleting "Within 120 days after" and substituting in lieu thereof "No later than thirty (30) days prior to".

                                  (d)  By adding the following new subsection
                          (u) thereto:

                                  "(u) Monthly Financial Statements.  As
                          soon as available and in any event within thirty (30) days after the end of each calendar month, (a) balance sheets of Intermet, Intermet Foundries, Inc. ("IFI") and Intermet Machining, Inc. ("IMI") as at the end of such month, presented on a consolidated and consolidating basis for Intermet, IFI and IMI,
                          (b) statements of cash flows of Intermet as at the end of such month, presented on a consolidated and consolidating basis for Intermet, and (c) the related statements of income of Intermet, IFI and IMI as at the end of such month, presented on a consolidated and consolidating basis for Intermet, IFI and IMI, in each case, setting forth in comparative form the figures for such month shown in the budget prepared by Intermet for its internal use (rather than the budget delivered to the Lenders pursuant to subsection (e) above), all in reasonable detail and prepared by the chief financial officer or principal accounting officer of Intermet in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes)."


                          3.      Section 8.08 of the Credit Agreement is
hereby amended by deleting subsections (b), (d) and (e) thereof in their entirety and substituting the following in lieu thereof:


                                  "(b)  Adjusted Fixed Charge Coverage Ratio.
                          Maintain as of the last day of each fiscal quarter, a minimum Adjusted Fixed Charge Coverage Ratio, calculated for the immediately preceding four fiscal quarters, as shown below for each fiscal quarter ending during the periods indicated; provided that, with respect to the fiscal quarter ending on or about December 31, 1993, the Adjusted Fixed Charge Coverage Ratio shall be calculated for the period commencing on October 1, 1993 and ending on such date; and further provided that, with respect to the fiscal quarters ending on or about March 31, 1994, June 30, 1994 and September 31, 1994, the Adjusted Fixed Charge Coverage Ratio shall be calculated for the period commencing on January 1, 1994 and ending on such date:

                                                                  Minimum Adjusted
                                                                    Fixed Charge
                                                                     Coverage
                                  Period                               Ratio
                                  ------                           ---------------
                          Fourth Fiscal Quarter End 1993              -2.30:1.0

                          First Fiscal Quarter End 1994                0.10:1.0

                          Second Fiscal Quarter End 1994               1.35:1.0

                          Third Fiscal Quarter End 1994
                                  and thereafter                       1.50:1.0.


                                  (d)      Leverage Ratio.  Maintain as of the
                          last day of each fiscal quarter, a maximum Leverage Ratio as shown below for each fiscal quarter ending during the periods indicated:

                                                                   Maximum Leverage
                                      Period                           Ratio
                                      ------                       ---------------
                          Third Fiscal Quarter End 1992 through
                            Third Fiscal Quarter End 1993              0.45:1.0

                          Fourth Fiscal Quarter End 1993 through
                            First Fiscal Quarter End 1994              0.51:1.0

                          Second Fiscal Quarter End 1994 through
                            Third Fiscal Quarter End 1994              0.50:1.0

                          Fourth Fiscal Quarter End 1994 through
                            First Fiscal Quarter End 1995              0.48:1.0

                          Second Fiscal Quarter End 1995
                             and thereafter                            0.45:1.0


                                                          EXECUTION COUNTERPART


                                  (e)  Funded Debt to Consolidated EBITDAR.
                          Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Consolidated EBITDAR, calculated for the immediately preceding four fiscal quarters, less than or equal to 3.5:1.0; provided that, for the period ending on or about March 31, 1994, such maximum ratio shall be less than or equal to 3.75:1.0."

                          4.      Pursuant to Section 8.08(b) of the Credit
Agreement, the Borrower is required to have a minimum Fixed Charge Coverage Ratio, calculated as at the Third Fiscal Quarter End 1993, of not less than 1.00:1.00. Based on Borrower's preliminary calculations, the Borrower is not in compliance with such covenant. The Borrower has requested and the Lenders have agreed to waive compliance with Section 8.08(b) for the Third Fiscal Quarter End 1993.

                          5.      The Borrower hereby agrees that nothing
herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement except as specifically set forth in Section 4 hereof. Without limiting the generality of the foregoing, the Borrower expressly acknowledges and agrees that nothing herein shall constitute a waiver of a Default or an Event of Default arising pursuant to Section 10.06 of the Credit Agreement with respect to a default under any other agreement of the Borrower, except for any Default or Event of Default arising pursuant to the Note Purchase Agreement which is expressly waived in the amendment thereto referenced in Section 6 hereof. The Borrower represents and warrants to the Lenders that as of the date hereof, no Default or Event of Default exists pursuant to the Credit Agreement which is not expressly waived herein. In addition, the Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against the Lenders with regard to any of the obligations due under the terms of the Credit Agreement as of the date of this Amendment.

                          6.      In compliance with Section 9.13 of the Credit
Agreement, each of the Agent and the Lenders, by its signature below, hereby consents to the execution by Intermet of the amendment to the Note Purchase Agreement attached hereto as Exhibit "A".

                          7.      Intermet, without limiting the
representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agent as follows:

                                  (a)      The execution, delivery and
                          performance by Intermet of this Amendment are within Intermet's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Intermet or any indenture, agreement or other instrument to which Intermet is a party or by which Intermet or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

                                  (b)      This Amendment constitutes the
                          legal, valid and binding obligations of Intermet, enforceable against Intermet in accordance with its terms.

                                  (c)      No Default or Event of Default has
                          occurred and is continuing as of the date hereof.

                                  (d)      All representations and warranties
                          by Intermet contained in the Credit Agreement, as amended by this Amendment, are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof.


                          8.      Except as expressly amended and modified
herein, all terms and covenants and provisions of the Credit Agreement shall remain unaltered and in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as modified herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                          9.      Intermet agrees to pay on demand all
reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

                          10.     This Amendment shall be effective upon
receipt by the Agent of (i) fully executed counterparts of this Amendment in its offices in Atlanta, Georgia, (ii) an amendment fee paid by Intermet to the Agent on behalf of each of the Lenders in the amount of $5,000 for each Lender,
(iii) a written consent to the

                                                           EXECUTION COUNTERPART

terms of this amendment in form and substance satisfactory to the Agent executed by a duly authorized officer of The Prudential Insurance Company of America, and (iv) a duly executed amendment to the Note Purchase Agreement in the form attached hereto as Exhibit "A".

                          11.     This Amendment shall be binding upon and
inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

                          12.     This Amendment shall be governed by and
construed in accordance with the laws of the State of Georgia, notwithstanding any principles regarding conflicts of laws thereof.

                          13.     This Agreement sets forth the entire
understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

                          14.     This Amendment may be executed in any number
of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                                  IN WITNESS WHEREOF, the parties hereto have
executed this Amendment through their authorized officers as of the date first above written.

                                        INTERMET CORPORATION


                                        By:
                                                  ------------------------------
                                                  Title:



                                        Attest:
                                                  ------------------------------
                                                  Title:
                                                        ------------------------


                                                                [CORPORATE SEAL]


                                        TRUST COMPANY BANK

                                        By:
                                                  ------------------------------
                                                  Title:

                                               By:
                                                  ------------------------------
                                                  Title:


                                               LANDESBANK SAAR GIROZENTRALE


                                               By:
                                                  ------------------------------
                                                  Title:


                                               By:
                                                  ------------------------------
                                                  Title:


                                               NBD BANK, N.A.


                                               By:
                                                  ------------------------------
                                                  Title:


                                               WACHOVIA BANK OF GEORGIA, N.A.


                                               By:
                                                  ------------------------------
                                                  Title:


                                               THE FIRST NATIONAL BANK OF BOSTON


                                               By:
                                                  ------------------------------
                                                  Title:


                                               FIRST UNION NATIONAL BANK OF
                                               GEORGIA


                                               By:
                                                  ------------------------------
                                                  Title:


                                               NATIONSBANK OF GEORGIA, N.A.


                                               By:
                                                  ------------------------------
                                                  Title:


                                               NATIONAL CITY BANK, KENTUCKY,
                                                FORMERLY KNOWN AS THE FIRST
                                                NATIONAL BANK OF LOUISVILLE

                                                           EXECUTION COUNTERPART

                                               By:
                                                  ------------------------------
                                                  Title:


                                               TRUST COMPANY BANK, AS AGENT


                                               By:
                                                  ------------------------------
                                                  Title:


                                               By:
                                                  ------------------------------
                                                  Title:

                    CONSENT AND RATIFICATION OF GUARANTORS


        Each of the undersigned Guarantors acknowledges its receipt of and consent to the Waiver and Third Amendment to Credit Agreement attached hereto and incorporated herein by this reference and further acknowledges and agrees that nothing contained therein shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement and each Guarantor ratifies and affirms the terms and conditions of the Guaranty Agreement which remains in full force and effect.

        IN WITNESS WHEREOF, each Guarantor has executed this Consent and Ratification under seal as of this ______ day of November, 1993.



                                        INTERMET FOUNDRIES, INC.
                                        (a "Guarantor")


                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------


                                        COLUMBUS FOUNDRIES, INC.
                                        (a "Guarantor")


                                        By:
                                           ------------------------------------
                                           Title:
                                                 ------------------------------


                                        LYNCHBURG FOUNDRY COMPANY
                                        (a "Guarantor")



                                        By:
                                           ------------------------------------
                                           Title:
                                                 ------------------------------


                                        IRONTON IRON, INC.
                                        (a "Guarantor")


                                        By:
                                           ------------------------------------
                                           Title:
                                                 ------------------------------

                                                           EXECUTION COUNTERPART

                                       NORTHERN CASTINGS CORPORATION
                                       (a "Guarantor")



                                       By:
                                          ------------------------------------
                                          Title:
                                                 -----------------------------


                                       PENNSYLVANIA CASTINGS CORPORATION
                                       (a "Guarantor")


                                       By:
                                          ------------------------------------
                                          Title:
                                                ------------------------------



                                       INTERMET INTERNATIONAL, INC.
                                       (a "Guarantor")


                                       By:
                                          ------------------------------------
                                          Title:
                                                ------------------------------



                                       INTERMET MACHINING, INC.
                                       (a "Guarantor")


                                       By:
                                          ------------------------------------
                                          Title:
                                                ------------------------------



                                       COMMERCIAL AND PRECISION MACHINING, INC.
                                       (a "Guarantor")


                                        By:
                                           ------------------------------------
                                           Title:
                                                 ------------------------------


                                        PBM INDUSTRIES, INC.
                                        (a "Guarantor")

                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------


                                        INTERMOTIVE TECHNOLOGIES, INC.
                                        (a "Guarantor")


                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------


                                        NEW RIVER CASTINGS COMPANY
                                        (a "Guarantor")


                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------



                                        INTERMET ALUMINUM, INC.
                                        (a "Guarantor")

                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------



                                        I.C. VENTURE, INC.
                                        (a "Guarantor")

                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------